Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June

	2009	2008	% Change	2009	2008	% Change

Consolidated –
Operating Revenues	$3,885	$4,215	-7.8%	$7,551	$7,898	-4.4%
Earnings Before Income Taxes	720	658	9.6%	1,029	1,211	-15.0%
Net Income Available to Common	478	417	14.9%	604	776	-22.1%

Alabama Power –
Operating Revenues	$1,366	$1,469	-7.0%	$2,706	$2,806	-3.6%
Earnings Before Income Taxes	292	257	13.6%	533	470	13.3%
Net Income Available to Common	177	153	15.3%	323	283	14.0%

Georgia Power –
Operating Revenues	$1,874	$2,111	-11.2%	$3,640	$3,976	-8.4%
Earnings Before Income Taxes	294	385	-23.6%	483	649	-25.5%
Net Income Available to Common	190	248	-23.5%	312	424	-26.4%

Gulf Power –
Operating Revenues	$341	$349	-2.5%	$625	$661	-5.4%
Earnings Before Income Taxes	49	44	12.9%	75	76	-0.1%
Net Income Available to Common	32	27	19.6%	49	47	4.9%

Mississippi Power –
Operating Revenues	$286	$298	-3.8%	$555	$583	-4.8%
Earnings Before Income Taxes	36	38	-5.7%	65	64	0.7%
Net Income Available to Common	22	24	-8.6%	40	40	-0.7%

Southern Power –
Operating Revenues	$230	$316	-27.2%	$462	$532	-13.2%
Earnings Before Income Taxes	52	59	-13.7%	97	105	-8.4%
Net Income Available to Common	31	35	-12.3%	59	64	-8.4%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.